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                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant / /

    Check the appropriate box:
    [x]  Preliminary Information Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6 (e) (2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to (S)240.14a-11 (c) or (S)240.14a-12

                          LEADING EDGE PACKAGING, INC.
                  -------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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Notes:
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                                               PRELIMINARY INFORMATION STATEMENT

                                     [LOGO]

                                350 FIFTH AVENUE
                                   SUITE 3922
                            NEW YORK, NEW YORK 10118

                       PRELIMINARY INFORMATION STATEMENT

    This information statement is being mailed to the stockholders of Leading Edge Packaging, Inc. (the "Company") commencing on or about April 24, 1998, to all stockholders of record on February 27, 1998, in connection with the prior approval on March 9, 1998, by the board of directors of the Company of the corporate action referred to below and its subsequent adoption, also on March 9, 1998, by the majority stockholder of the Company, Chung Hwa Development Holdings Limited (the "Majority Stockholder"). Accordingly, all necessary corporate approvals in connection with the matter referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the matter before it takes effect. The total number of shares of the Common Stock outstanding on February 27, 1998 is 3,312,500.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

    The Company, as authorized by the necessary approvals of the board of directors and the Majority Stockholder, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the Company's authorized Common Stock, par value $.01 per share ("Common Stock"), from 5,000,000 shares to 8,000,000 shares. Specifically, the first sentence of the FOURTH Article of the Certificate will be amended to read as follows: "The total number of shares of common stock which this corporation is authorized to issue is eight million (8,000,000) shares, par value $.01 per share." The Amendment is scheduled to take place, on or about May 14, 1998, but no earlier than 20 days from the date this information statement is first sent to the Company's stockholders.

PURPOSE OF THE AMENDMENT

    The Amendment was adopted to facilitate the issuance of 2,250,000 shares of Common Stock to the Majority Stockholder in exchange for the transfer to the Company by the Majority Stockholder of all of the outstanding share capital of Justrite Investments Limited ("Justrite"), pursuant to a certain Share Exchange Agreement, dated January 23, 1998 (the "Agreement"), by and between the Company and the Majority Stockholder. Prior to the Exchange, as contemplated in the Agreement, Justrite was a wholly-owned subsidiary of the Majority Stockholder. Justrite is the parent company of various subsidiaries described herein.

    Justrite is the parent corporation of Leading Edge Packaging Limited (f/k/a Rich City International Packaging Limited) ("LEP-Hong Kong"), the Company's supplier of packaging products, which the Company distributes in North America. LEP-Hong Kong distributes its packaging products directly in other parts of the world, including Europe and Asia. Justrite also owns 100% of Breakspear Limited, a British Virgin Islands company, which in turn holds a 60% interest in a joint venture in the People's Republic of China. LEP-Hong Kong also has a 50% interest in another joint venture in China. The
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Company believes that the acquisition will enable it to consolidate the manufacture and distribution of its packaging products and to expand its sales into additional territories.

    The Company believes that the Exchange will provide it with direct control over the management team of Justrite and its subsidiaries and production facilities in China and access to a greater market share for its packaging products in Europe and Asia, formerly territories of LEP-Hong Kong. There can be no assurance, however, that the Exchange will produce the anticipated results for the Company. In addition, under a certain Assignment and Distribution Agreement, dated September 23, 1997, by and between the Company and LEP-Hong Kong, the Company would have been required to pay to LEP-Hong Kong a royalty in the amount of $2,000,000 by September 23, 1999. Consummation of the Exchange will eliminate the royalty requirement specified in the Assignment and Distribution Agreement.

BACKGROUND

    Prior to the Company's initial public offering (the "IPO") on December 5, 1996, LEP-Hong Kong owned all of the Company's outstanding Common Stock. From the IPO until November 3, 1997, LEP-Hong Kong owned 1,875,000 shares of the Company's Common Stock, constituting approximately 57% of the issued and outstanding shares of Common Stock. On November 3, 1997, as part of an internal corporate restructuring, Rich City transferred all of its shares in the Company to the Majority Stockholder, making it the Company's direct, rather than indirect, parent corporation. As a result of the Exchange, the Company will become the 100% owner of Justrite, the indirect 100% owner of Breakspear Limited, LEP-Hong Kong, Smart Investments Limited and Circle Round Limited, (wholly-owned subsidiaries of Justrite) the indirect majority owner of one China joint venture and the indirect 50% owner of another. Messrs. Lip-Boon Saw and Richard Fung-Gea Wong are both directors of Justrite, Breakspear and LEP-Hong Kong.

    The Amendment was approved by the Board of Directors by its unanimous written consent, dated March 9, 1998. The Amendment was also approved by the Written Consent of the Majority Stockholder, also dated March 9, 1998, pursuant to Section 228 of the Delaware General Corporation Law. Delaware law requires approval of the Amendment by a simple majority of the shares of the Common Stock issued and outstanding. The 57% of the Common Stock held by the Majority Stockholder constitutes the simple majority required to pass the Amendment. The Exchange transaction itself was approved by the Company's Board of Directors and did not require submission to the stockholders under Delaware law. The Company received a waiver from the Nasdaq National Market of its stockholder approval requirement.

THE SHARE EXCHANGE AGREEMENT

    The Agreement provides that the Company is to acquire all of the outstanding capital stock of Justrite in exchange for the issuance to the Majority Stockholder of 2,250,000 shares of the Common Stock, par value $.01 per share. Aside from the amendment and the issuance of the shares to Chung Hwa, all other conditions to closing under the Agreement have been satisfied or waived. The Amendment and the issuance of the Common Stock to the Majority Stockholder will take place on or about May 14, 1998, or 20 days from the date of mailing of this Information Statement to the Company's stockholders. Prior to the issuance of the shares to the Majority Stockholder, it holds 57% of the Common Stock. Upon issuance of the shares, it will hold 74% of the Common Stock.

    The Agreement contains certain warranties by the Majority Stockholder with respect to Justrite and the subsidiaries. The Agreement limits the liability of the Majority Stockholder arising under the Agreement to no more than US$13,500,000. The Agreement also provides for the assumption by the Company of any guarantees and letters of undertaking by the Majority Stockholder for the benefit of Justrite or the subsidiaries.

    The 2,250,000 shares of Common Stock issuable to the Majority Stockholder under the Agreement have been valued by the Company and the Majority Stockholder at $6.00 per share, as specified in the

                                       2
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Agreement, or US$13,500,000 in the aggregate. The Majority Stockholder undertakes, pursuant to the Agreement, that in the event the audited net asset value of Justrite for the year ended March 31, 1998 as reflected in its audited report and financial statements is less than US$4,500,000, the Majority Stockholder will pay to the Company, on a US-dollar for US-dollar basis, the amount of any shortfall. The US$13,500,000 valuation was reached by negotiations between the parties and takes account of the $4.5 million net asset value undertaking referred to below, profits generated by Justrite and the Subsidiaries in prior years and an adjustment for estimated downtime during the setup of new facilities.

    The foregoing discussion contains forward-looking statements which are inherently subject to risks and uncertainties.

JUSTRITE AND THE SUBSIDIARIES

    The following is a summary description of each of Justrite and its subsidiaries. A table of corporate information for each of them appears as Appendix I which is attached to this Information Statement.

JUSTRITE

    Justrite is an investment holding company for its operating subsidiaries which are engaged in the manufacture and distribution of packaging products. Justrite is incorporated in the British Virgin Islands and has its headquarters in Hong Kong. Prior to the Exchange, 100% of the outstanding share capital of Justrite was held by the majority stockholder and is being transferred to the Company in the Exchange.

LEP-HONG KONG

    LEP-Hong Kong is the primary operating subsidiary of Justrite. LEP-Hong Kong is incorporated in Hong Kong. Of the 2,000,000 shares of LEP-Hong Kong outstanding, 1,999,999 are held by Justrite, and one share is held by a third party. LEP-Hong Kong coordinates the distribution of packaging products produced by the other Subsidiaries to its customers throughout Europe, Asia and, through the Company, to North America. LEP-Hong Kong has a sales force in Hong Kong to deal directly with its Asian and European customers. The packaging products distributed by LEP-Hong Kong are essentially the same types of products distributed by the Company in North America. LEP-Hong Kong owns a 50% interest in Circle Round Limited and Dongguan Shilong Wah Rich Packaging.

BREAKSPEAR LIMITED

    Breakspear Limited is a wholly-owned subsidiary of Justrite. It is incorporated in the British Virgin Islands. Breakspear serves as a holding company for a 60% interest in Dongguan Walford Ornaments Packaging Limited, a manufacturing joint venture in China. Breakspear also performs administrative services in connection with the distribution of the packaging products. It serves at the contractual management company for the factories in China. It purchases all of the products from the China joint ventures and sells them to LEP-Hong Kong. For tax planning purposes, it retains most of the profits from these sales.

CIRCLE ROUND LIMITED

    Circle Round Limited is a 50% owned subsidiary of Rich City. It is a property holding company and holds title to the office/showroom/warehouse premises in Hong Kong, which are used by LEP-Hong Kong.

CHINA JOINT VENTURES

    Dongguan Shilong Wah Rich Packaging Limited is a manufacturing joint venture in China which is 50% owned by LEP-Hong Kong and 50% owned by a China party, Dongguan City Shek Long Wah Nam Enterprises Company. This is one of two joint ventures involved in the manufacture of packaging products

                                       3
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for distribution by the other Subsidiaries. Dongguan Shilong operates pursuant to a management agreement between Breakspear Limited and the China party. Under the management agreement, Breakspear Limited is responsible for all of the assets and liabilities of the joint venture and is entitled to all of the net profits from its operations after the payment of a fixed amount as a management fee to the China party each year. Rich City leases property from the China party for use by the joint venture. Although the actual production of the packaging products has been transferred from Dongguan Shilong to Dongguan Walford, this entity is maintained in existence for tax planning purposes.

    Dongguan Walford Ornaments Packaging Company Limited is the primary manufacturing joint venture in China, which is 60% owned by Breakspear and 40% owned by Dongguan City Shek Long Wah Nam Enterprises Company. Breakspear has a management agreement and profit sharing arrangement with the China party similar to that of Dongguan Shilong. Dongguan Walford has assumed the actual production of the packaging products from Dongguan Shilong.

    Both of the joint ventures are managed by Breakspear Limited. They produce packaging products exclusively for Breakspear Limited and are prohibited from selling to third parties. The two factories in which the products are manufactured are approximately 450,000 square feet in the aggregate and employ between 2,850 and 3,100 workers, depending upon worker turnover, production demands and the local employment market. The two factories are under one management team. All workers in both factories are employed by Dongguan Walford.

MATERIAL INCORPORATED BY REFERENCE

    The audited balance sheets of the Company as of March 31, 1997 and 1996 and the related statements of income, shareholders' equity and cash flows for the three years ended March 31, 1997, are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Annual Report"). The Company's unaudited balance sheets as of June 30, September 30 and December 31, 1997 and the related statements of income, stockholders' equity and cash flows for each of the three month periods ended June 30, September 30 and December 31, 1997, are incorporated herein by reference to the Company's Quarterly Reports on Form 10-Q for those respective periods.

    Information required pursuant to Item 13(a) of Schedule 14A and specified in Items 302 and 303 of Regulation S-K is hereby incorporated by reference to the Annual Report and each of the Quarterly Reports listed above.

April 24, 1998

                                          By Order of the Board of Directors

                                          CASEY K. TJANG, Secretary

                                       4
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                                                                      APPENDIX I

    Details of Justrite and the Subsidiaries as at March 31, 1998 are as follows:

                             PLACE OF
                             INCORPORATION/         ISSUED AND FULLY          ATTRIBUTABLE EQUITY
                             REGISTRATION           PAID ORDINARY                INTEREST HELD
                             AND                    SHARE CAPITAL/               BY THE COMPANY
NAME                         OPERATION -----------  REGISTERED CAPITAL      DIRECTLY     INDIRECTLY    PRINCIPAL ACTIVITIES
---------------------------                         ---------------------  -----------  -------------  ---------------------------
Justrite Investments         British Virgin         US$100                        100%           --    Investment holding
 Limited                      Islands

Rich City Internatinal       Hong Kong              HK$2,000,000                   --           100%   Sale and distribution of
 Packaging Limited                                                                                      packaging products

Breakspear Limited           British Virgin         US$1                           --           100%   Investment holding and
                              Islands                                                                   provision of group
                                                                                                        services

Smart Investments Limited    Hong Kong              HK$2                           --           100%   Property holding

Circle Round Limited         Hong Kong              HK$2                           --           100%   Property holding

Dongguan Shilong Wah Rich    People's Republic of   RMB1,410,000                   --            50%   Manufacture and sale of
 Packaging Limited            China                  registered capital                                 packaging products

Dongguan Walford Ornaments   People's Republic of   HK$26,250,000                  --            60%   Manufacture and sale of
 Packaging Company Limited    China                  registered capital                                 packaging products